                           EUROPAY INTERNATIONAL S.A.

                       CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Europay International S.A.:


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and cash flows present fairly, in all material respects, the financial position of Europay International S.A. (the "Company") and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the Belgium, expressed in euros. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     Accounting principles generally accepted in Belgium vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income for the years ended December 31, 2001 and 2000, and the determination of consolidated shareholders' equity and consolidated financial position at December 31, 2001 and 2000, to the extent summarized in Note 19 to the consolidated financial statements.

PricewaterhouseCoopers Reviseurs d'Entreprises represented by

Yves Vandenplas

Brussels, Belgium
April 17, 2002

                           EUROPAY INTERNATIONAL S.A.

                          CONSOLIDATED BALANCE SHEETS
                                (IN E THOUSANDS)

                                                                          AS OF DECEMBER 31,
                                                                          ------------------
                                                               NOTES       2001       2000
                                                              --------    -------    -------
ASSETS
NON CURRENT ASSETS
Intangible assets...........................................     4         22,069      8,825
Fixed assets................................................     5         34,046     34,133
Financial assets............................................     6          1,943      2,029
                                                                          -------    -------
  Total Non Current Assets..................................               58,058     44,987
                                                                          -------    -------
CURRENT ASSETS
Amounts receivable within one year
  Trade debtors.............................................               37,490     45,915
  Other amounts receivable..................................   8, 16      129,177     46,619
                                                                          -------    -------
     Total amounts receivable within one year...............              166,667     92,534
Investments and deposits....................................     9          9,000      1,852
Cash at bank and in hand....................................     10        85,960    112,117
Deferred charges and accrued income.........................                4,060      2,679
                                                                          -------    -------
  Total Current Assets......................................              265,687    209,182
                                                                          -------    -------
          TOTAL ASSETS......................................              323,745    254,169
                                                                          =======    =======
CAPITAL AND RESERVES AND LIABILITIES
CAPITAL AND RESERVES
Issued Capital..............................................               17,611     17,611
Consolidated reserves.......................................     7         35,800     23,628
Consolidation difference....................................     6            383        383
Cumulative translation adjustment...........................                  268        235
                                                                          -------    -------
  Total Capital and Reserves................................               54,062     41,857
                                                                          -------    -------
MINORITY INTEREST...........................................     11         3,060      2,619
                                                                          -------    -------
PROVISION FOR LIABILITIES AND CHARGES.......................  5, 9, 15      3,579      2,301
                                                                          -------    -------
DEFERRED TAX................................................     16         4,817      2,792
                                                                          -------    -------
CREDITORS
Amounts payable within one year
  Bank overdrafts...........................................     10        63,618     37,789
  Suppliers.................................................     14        78,209     63,587
  Taxes.....................................................     16        19,288      2,150
  Remuneration and social security..........................     15        13,518      9,932
  Other amounts payable.....................................     12        82,918     89,749
                                                                          -------    -------
     Total amounts payable within one year..................              257,551    203,207
Accrued charges and deferred income.........................                  170      1,149
Amounts payable after one year..............................     13           506        244
                                                                          -------    -------
  Total Creditors...........................................              258,227    204,600
                                                                          -------    -------
TOTAL CAPITAL AND RESERVES AND LIABILITIES..................              323,745    254,169
                                                                          =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           EUROPAY INTERNATIONAL S.A.

                       CONSOLIDATED STATEMENTS OF INCOME
                                (IN E THOUSANDS)

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------
                                                            NOTES     2001       2000         1999
                                                            -----   --------   --------   ------------
                                                                                          (UNAUDITED)
OPERATING INCOME
Revenue...................................................   17     401,900    364,806      298,206
Capitalization of intangible assets.......................    4       7,737      7,822           --
Other operating income....................................            4,275      3,041        1,041
                                                                    -------    -------      -------
  Total operating income..................................          413,912    375,669      299,247
                                                                    -------    -------      -------
OPERATING EXPENSES
Services and other goods..................................   17     328,464    282,387      226,776
Remuneration, social security and pension costs...........   15      63,991     58,902       50,741
Depreciation and amortization expense.....................  4, 5     13,320     11,143        9,275
Bad debt expense..........................................               --         29          270
Increase/(decrease) in provisions for liabilities and
  charges.................................................   15        (227)       127           --
Other operating expenses..................................   14       3,438      4,858        4,864
                                                                    -------    -------      -------
  Total operating expenses................................          408,986    357,446      291,926
                                                                    -------    -------      -------
OPERATING PROFIT..........................................            4,926     18,223        7,321
FINANCIAL INCOME/(EXPENSE)
Interest income...........................................            1,338      1,072        1,131
Net other financial income/(expense)......................    9      22,487       (543)       6,855
Interest expense..........................................           (2,266)      (172)        (280)
                                                                    -------    -------      -------
  Net financial income....................................           21,559        357        7,706
                                                                    -------    -------      -------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION.............           26,485     18,580       15,027
EXTRAORDINARY INCOME/(CHARGES)
Adjustments to amounts written off financial assets.......    6          --        184           --
Net gain/(loss) on disposal of fixed assets...............    5        (170)      (300)        (411)
Net use/(establishment) of provisions for liabilities and
  charges.................................................  5, 15    (2,087)    (1,353)          --
Other extraordinary charges...............................             (642)        --           --
                                                                    -------    -------      -------
  Net extraordinary income/(charges)......................           (2,899)    (1,469)        (411)
                                                                    -------    -------      -------
PROFIT FOR THE FINANCIAL PERIOD BEFORE TAXATION...........           23,586     17,111       14,616
INCOME TAXES..............................................   16     (10,734)    (7,447)      (6,721)
                                                                    -------    -------      -------
NET INCOME................................................           12,852      9,664        7,895
NET INCOME/(LOSS) FROM EQUITY INVESTEES, NET OF TAX.......    6        (239)      (158)          --
MINORITY INTEREST, NET OF TAX.............................   11        (441)      (253)        (254)
                                                                    -------    -------      -------
NET INCOME ATTRIBUTABLE TO THE GROUP......................           12,172      9,253        7,641
                                                                    =======    =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           EUROPAY INTERNATIONAL S.A.

                            SUPPLEMENTAL DISCLOSURE
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN E THOUSANDS)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                               2001       2000         1999
                                                              -------    -------    -----------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Profit for the financial period before taxation.............   23,586     17,111       14,616
Adjustments to reconcile profit for the financial period
  before taxation to cash provided by/(used in) operating
  activities:
  Adjustments for non-cash (income)/expense:
     Adjustments to amounts written off financial assets....       --       (184)          --
     Depreciation and amortization expense..................   13,320     11,143        9,275
     Net (gain)/loss on disposals of fixed assets...........      170        300          411
  Changes in operating assets and liabilities:
     Trade debtors..........................................    8,425     (5,396)       7,986
     Other amounts receivable...............................  (82,558)   (33,161)      (6,932)
     Deferred charges and accrued income....................   (1,381)     8,272          761
     Security deposits......................................     (120)     1,028         (169)
     Suppliers..............................................   14,622      1,122        8,706
     Taxes paid.............................................    8,429     (4,868)      (5,911)
     Remuneration and social security.......................    3,586      2,550        1,389
     Other amounts payable..................................   (6,831)    64,440       10,910
     Accrued charges and deferred income....................     (979)    (2,366)       2,651
     Provision for liabilities and charges..................    1,278      2,061           --
                                                              -------    -------      -------
Net cash provided by/(used in) operating activities.........  (18,453)    62,052       43,693
                                                              -------    -------      -------
INVESTING ACTIVITIES
  Acquisitions of intangible assets.........................   (8,251)    (2,001)      (3,698)
  Capitalization of intangible assets.......................  (10,426)    (7,822)          --
  Acquisitions of fixed assets..............................   (8,202)   (13,761)      (9,839)
  Proceeds from sales of fixed assets.......................      232        548        3,805
  Investment in affiliates..................................       --         (5)         (92)
  Investment in short term cash deposits....................   (9,000)        --       (6,951)
  Proceeds from maturity of short term cash deposit.........       --      6,951           --
  Investment in foreign currency option.....................       --     (1,852)          --
  Proceeds from maturity of investment in foreign currency
     option.................................................    1,852         --           --
                                                              -------    -------      -------
Net cash used in investing activities.......................  (33,795)   (17,942)     (16,775)
                                                              -------    -------      -------
FINANCING ACTIVITIES
  Net change in bank overdrafts.............................   25,829     37,052          469
  Payment of short-term bank loan...........................       --         --      (19,831)
  Net change in amounts payable after one year..............      262     (2,289)          --
                                                              -------    -------      -------
Net cash provided by/(used in) financing activities.........   26,091     34,763      (19,362)
                                                              -------    -------      -------
Net increase/(decrease) in cash at bank and in hand.........  (26,157)    78,873        7,556
Cash at bank and in hand at beginning of year...............  112,117     33,244       25,688
                                                              -------    -------      -------
Cash at bank and in hand at end of year.....................   85,960    112,117       33,244
                                                              =======    =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           EUROPAY INTERNATIONAL S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (IN E THOUSANDS)

1. ORGANIZATION

     Europay International S.A., incorporated in Belgium, manages and licenses banks and banking organizations in Europe for payment systems trademarks such as eurocheque, Eurocard-MasterCard, Maestro, Cirrus and Clip. Services provided also include processing services such as authorization, clearing and settlement of transactions carried out under the above mentioned trademarks. Europay also engages in a variety of marketing activities designed to maintain and enhance the value of the brands, and plays a leading role in the development of new technologies aimed at facilitating and expanding electronic and mobile commerce.

2. LIST OF CONSOLIDATED ENTERPRISES AND ENTERPRISES INCLUDED USING THE EQUITY METHOD

     The financial statements include the accounts of Europay and also the accounts of the subsidiaries listed below.

                                                                                                CHANGE OF
                                                                                              PERCENTAGE OF
                                                                               PROPORTION     CAPITAL HELD
                                                                  METHOD       OF CAPITAL     (AS COMPARED
NAME, FULL ADDRESS OF REGISTERED OFFICE AND FOR ENTERPRISES        USED         HELD IN      TO THE PREVIOUS
GOVERNED BY BELGIAN LAW, THE VAT NUMBER OR THE NATIONAL NUMBER  (SEE BELOW)     PERCENT          PERIOD)
--------------------------------------------------------------  -----------    ----------    ---------------
MAESTRO INTERNATIONAL, INC..................................      E1              50.00           0.00
  Corporate Trust Center
  1209 Orange Street
  19801 Wilmington, Delaware
  UNITED STATES OF AMERICA
EUROPEAN PAYMENT SYSTEM SERVICES S.A........................      F               85.00           0.00
  Chaussee de Tervuren 198a
  1410 Waterloo
  BELGIUM
  BE 427.503.348
EUROTRAVELLERS CHEQUE INTERNATIONAL S.A.....................      F              100.00           0.00
Chaussee de Tervuren 198a
  1410 Waterloo
  BELGIUM
  BE 421.611.290
EUROPAY LIMITED (Dormant)...................................      F              100.00           0.00
  UNITED KINGDOM
EUROCARD U.S.A., INC........................................      F              100.00           0.00
  Fifth Avenue 500
  10110 New York, New York
  UNITED STATES OF AMERICA

E1 -- Associated enterprise accounted for using the equity method
F  -- Full consolidation

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies used in the preparation of these financial statements are set out below.

CONSOLIDATION

     Europay follows accounting principles and reporting requirements generally accepted in Belgium ("Belgian GAAP"). Assets and liabilities are recorded under the accrual method of accounting and valued at historical cost less any amounts provided for possible reduction in value.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The consolidated financial statements include the accounts of Europay and its majority-owned subsidiaries. All significant intercompany transactions are eliminated in consolidation. Investments in entities for which the equity method of accounting is appropriate are reported as financial assets on the balance sheet. Europay's share of net earnings of these entities is included in the consolidated statements of income. Investments in entities for which the equity method is not appropriate are accounted for using historical cost. All investments are evaluated for impairment on an ongoing basis.

REVENUES

     Revenues are recognized when services are performed. The main operating revenues arise from the following fees.

     Operations fees -- consists of authorization, clearing and settlement fees charged to issuers/acquirers based on transaction volumes either through settlement or through invoices. This also includes fees for other member services that are collected based on monthly invoices.

     Assessment fees -- consists of assessment fees charged to issuers and acquirers for costs associated with the overall management of the payments system, and currency conversion fees charged to issuers, which are charged daily, monthly and quarterly based on transaction volumes. These fees are recognized as revenue when collected through direct debit or upon invoicing of customers. Assessment fees also include card fees charged to issuers that are recognized as revenue upon invoicing of customers.

     Europay has strategic arrangements with certain members, which provide for fee rebates when the member meets certain transaction hurdles. Such rebates are calculated as incurred based upon member transaction levels and the contracted discount rates for the services provided, and are recorded as a reduction in revenue in the same period as the revenue is recorded.

FOREIGN CURRENCY TRANSLATION

     The euro (E) is the functional currency for the majority of Europay's businesses except its Eurocard U.S.A. operations, where the local currency is the functional currency. Transactions arising from EMU countries in foreign currencies are translated at their EMU fixed rate. Bank movements generated by Europay's centralized processing system, known as European Common Clearing & Settlement System (ECCSS), are translated at the transaction date. All other transactions arising in foreign currencies are translated to and recorded in euros at the rate prevailing at the end of the month that precedes the month the transaction takes place, which is not significantly different from the rate at the respective transaction date. Current assets and liabilities expressed in foreign currencies are translated at the spot rate on the balance sheet date. Profits and losses arising from the translation of foreign currencies are reflected in the statements of income. For businesses where the local currency is the functional currency, translation to euros is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate for the period. Resulting translation adjustments are reported as cumulative translation adjustments in the consolidated balance sheets.

DEFERRED TAXES

     Deferred tax liabilities on consolidation entries are recorded when it is probable that a tax charge will effectively be incurred in the foreseeable future.

INTANGIBLE ASSETS

     Europay has strategic agreements with certain members, which include costs to obtain the member's commitment to perform under the terms and over the period of time defined in the agreement. These costs are

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

capitalized when incurred and amortized over the remaining term of the agreement using the straight-line method. Eligible direct internal and external costs related to the application development and testing stages of internally developed software are capitalized, and, upon completion are amortized using the straight-line method over a three year estimated useful life. All other intangible assets, which consist primarily of purchased software, are recorded at historical cost and amortized over their estimated useful lives using the straight-line method between three and five years.

PROPERTY, PLANT AND EQUIPMENT

     Land and buildings, plant and equipment, and office furniture and equipment are recorded at historical cost, including ancillary expenses. Depreciation is provided on buildings, plant and equipment and office furniture and equipment, at the following rates calculated to amortize the cost of the assets over their estimated useful lives, using the straight-line method.

Buildings...................................................  10 to 33 years
Installations and equipment.................................   5 to 10 years
Office furniture and equipment..............................   5 to 10 years
Other fixed assets..........................................         5 years
Computer hardware...........................................    3 to 4 years
EPSNet computer network.....................................         2 years
Personal computer equipment.................................         3 years
Automobiles.................................................    3 to 4 years

     Property, plant and equipment are depreciated for a full year in the year of acquisition.

PENSIONS

     Europay has a defined benefit pension plan providing retirement and death benefits to employees, which is funded by a group insurance contract. Premiums charged by the insurance company are expensed as retirement benefits as incurred, on the assumption that the amount of the premium constitutes an appropriate measure of the economic cost of pension obligations for the period.

RESEARCH & DEVELOPMENT

     It is Europay's policy to expense the costs of research and development, such as chip card research and development, in the year in which they are incurred.

4. INTANGIBLE ASSETS

                                                                  CONCESSIONS,
                                                 SOFTWARE AND       PATENTS,       ADVANCE
                                                   KNOW-HOW      LICENSES, ETC.    PAYMENTS    TOTAL
                                                 ------------    --------------    --------    ------
ACQUISITION COST
As at December 31, 2000........................     27,114           1,823             --      28,937
Movements during the period:
  Acquisitions, including fixed assets, own
     production................................     10,426           5,030          3,221      18,677

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

                                                                  CONCESSIONS,
                                                 SOFTWARE AND       PATENTS,       ADVANCE
                                                   KNOW-HOW      LICENSES, ETC.    PAYMENTS    TOTAL
                                                 ------------    --------------    --------    ------
  Sales and disposals..........................        (20)             --             --         (20)
  Transfers from one heading to another........     (1,823)             --             --      (1,823)
                                                    ------           -----          -----      ------
As at December 31, 2001........................     35,697           6,853          3,221      45,771
                                                    ------           -----          -----      ------
ACCUMULATED AMORTIZATION AND AMOUNTS WRITTEN
  DOWN
As at December 31, 2000........................     18,289           1,823             --      20,112
Movements during the period:
  Amortization expense.........................      4,776             642             --       5,418
  Written down after sales and disposals.......         (5)             --             --          (5)
  Transfers from one heading to another........     (1,823)             --             --      (1,823)
                                                    ------           -----          -----      ------
As at December 31, 2001........................     21,237           2,465             --      23,702
                                                    ------           -----          -----      ------
NET CARRYING VALUE AT DECEMBER 31, 2001........     14,460           4,388          3,221      22,069
                                                    ======           =====          =====      ======

     Europay capitalized work completed on the EMV (Europay, MasterCard, Visa) integrated circuit card, terminal and card application specifications for payment systems and related documents as intellectual property for estimated costs of E269 in 2000 and in doing so recognized income for the same amount, which is included in the 2000 Consolidated Statement of Income under capitalization of intangible assets. The EMV intangible assets have been contributed in their entirety as part of a capital contribution to a joint venture as described in Note 6 below.

     Starting in 1999 and continuing in 2000 Europay put in place systems and procedures in order to assess the criteria in respect of capitalization of internally developed software, which resulted in the effective capitalization of costs incurred as from January 1, 2000. Capitalized software amounting to E1,192 and related amortization expense of E9 should have been recognized in the consolidated financial statements for the year ended December 31, 1999. Under Belgian GAAP it is not permitted to restate opening retained earnings or to account for this non-capitalization in the following year.

     Europay capitalized internally developed software amounting to E7,737 and E7,553 in the years ended December 31, 2001 and 2000, respectively. Amortization expense related to this capitalized software amounted to E2,691 and E602 in 2001 and 2000, respectively.

     Europay capitalized costs amounting to E5,030 and advance payments amounting to E3,221, which were incurred to obtain members' commitment to perform under the terms and over the period of time defined in strategic agreements entered into with the members, in the year ended December 31, 2001. Amortization related to these capitalized costs amounted to E642 for the year ended December 31, 2001.

     Computer related assets with an acquisition cost and accumulated amortization of E1,823 were reclassified to fixed assets (see Note 5).

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

5. FIXED ASSETS

                                         LAND        COMPUTER      FURNITURE    OTHER        ASSETS
                                          AND       EQUIPMENT &       AND      TANGIBLE      UNDER
                                       BUILDINGS   INSTALLATIONS   VEHICLES     ASSETS    CONSTRUCTION   TOTAL
                                       ---------   -------------   ---------   --------   ------------   ------
ACQUISITION COST
As at December 31, 2000..............   39,754         28,017        4,224       8,192          482      80,669
Movements during the period:
  Acquisitions, including fixed
     assets, own construction........    3,624          4,047          266          29          236       8,202
  Sales and disposals................       --         (1,814)         (36)     (5,618)          --      (7,468)
  Transfers from one heading to
     another.........................      482          1,823           --          --         (482)      1,823
                                        ------         ------        -----      ------       ------      ------
As at December 31, 2001..............   43,860         32,073        4,454       2,603          236      83,226
                                        ------         ------        -----      ------       ------      ------
ACCUMULATED DEPRECIATION AND AMOUNTS
  WRITTEN DOWN
As at December 31, 2000..............   15,989         21,628        2,774       6,145           --      46,536
Movements during the period:
  Expense............................    2,880          4,100          620         302           --       7,902
  Written down after sales and
     disposals.......................       --         (1,445)         (18)     (5,618)          --      (7,081)
  Transfers from one heading to
     another.........................       --          1,823           --          --           --       1,823
                                        ------         ------        -----      ------       ------      ------
As at December 31, 2001..............   18,869         26,106        3,376         829           --      49,180
                                        ------         ------        -----      ------       ------      ------
NET CARRYING VALUE AT DECEMBER 31,
  2001...............................   24,991          5,967        1,078       1,774          236      34,046
                                        ======         ======        =====      ======       ======      ======

     Computer related assets with an acquisition cost and accumulated amortization of E1,823 were reclassified from intangible assets (see Note 4).

     Assets under construction in relation to the expansion and renovation of Europay's Waterloo premises in order to accommodate current and future organizational and operational requirements amounting to E236 and E482 are included in the Consolidated Balance Sheets at December 31, 2001 and 2000, respectively. Assets under construction amounting to E482 and E2,655 were put into use and as such transferred to buildings during the years ended December 31, 2001 and 2000, respectively.

     In July 1999 Europay sold a building, which it formerly occupied, for a sales price of E3,718. Europay realized a loss of E124 on the sale.

     Europay rents network computer equipment required for network operations under an operating lease agreement. The value of the computer equipment rented under this lease agreement totaled E30,444 and E24,313 at December 31, 2001 and 2000, respectively. Rent expense related to this lease amounted to E4,217, E4,717 and E5,231 in 2001, 2000 and 1999, respectively.

     During 1999 Europay rented personal computer equipment required for its activities under operating lease agreements. Rent expense related to these lease agreements amounted to E1,717 in 1999. In December 1999 Europay bought out the operating lease agreements. Under the terms of the transaction Europay acquired personal computer equipment at a cost of E632 and incurred a cancellation fee of E2,169, which was expensed.

     Europay provides cars to certain levels of management under operating lease agreements. In 2001 the terms of these operating lease agreements were changed from 4 to 3 1/2 years. Total expense related to these

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

lease agreements, including insurance, fuel and maintenance amounted to E2,811, E2,634 and E2,185 in 2001, 2000 and 1999, respectively.

     Europay also rents office buildings and equipment under operating lease agreements. Total rents related to these lease agreements amounted to E5,553, E4,774 and E5,614 in 2001, 2000 and 1999, respectively. Europay provided E422 for the cost of terminating of an operating lease agreement for an office building, the liability for which is included as part of the provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2001 and the cost is included as part of the net establishment of provisions for liabilities and charges in the Consolidated Statement of Income for the year then ended.

     Future scheduled operating lease payments are summarized below. Computer equipment includes lease payments plus related computer hardware and software maintenance and service contract costs.

                                                                        OFFICE
                                          COMPUTER                    BUILDINGS &
YEAR                                      EQUIPMENT    AUTOMOBILES     EQUIPMENT     TOTAL
----                                      ---------    -----------    -----------    ------
2002....................................   11,873         1,821          1,630       15,324
2003....................................    7,932         1,238          1,626       10,796
2004....................................      432           672          1,431        2,535
2005....................................       --            68          1,427        1,495
2006 & after............................       --            --          3,356        3,356
                                           ------         -----         ------       ------
          Total.........................   20,237         3,799          9,470       33,506
                                           ======         =====         ======       ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

6. FINANCIAL ASSETS

                                                                   ENTERPRISES
                                                                    ACCOUNTED
                                                                    FOR USING
                                                                   THE EQUITY
                                                                     METHOD       OTHER     TOTAL
                                                                   -----------    ------    ------
1.   INVESTMENTS IN AFFILIATES
     ACQUISITION COST
     As at December 31, 2000.....................................     1,871           --     1,871
     Movements during the period:
       Acquisitions..............................................        --           --        --
       Translation differences...................................        81           --        81
                                                                      -----       ------    ------
     As at December 31, 2001.....................................     1,952           --     1,952
                                                                      -----       ------    ------
     CAPITAL AND RESERVES OF THE ENTERPRISES
     Movements during the period:
       Share in the result for the financial period..............      (239)          --      (239)
       Other movements in the capital and reserves...............       (47)          --       (47)
                                                                      -----       ------    ------
     Net movements during the period.............................      (286)          --      (286)
                                                                      -----       ------    ------
     NET CARRYING VALUE AS AT DECEMBER 31, 2001..................     1,666           --     1,666
                                                                      -----       ------    ------
2.   SECURITY DEPOSITS
     NET CARRYING VALUE AT THE END OF THE YEAR
     As at December 31, 2000.....................................        --          158       158
     Movements during the period:
       Additions.................................................        --          158       158
       Reimbursements............................................        --          (39)      (39)
                                                                      -----       ------    ------
     As at December 31, 2001.....................................        --          277       277
                                                                      -----       ------    ------
     TOTAL.......................................................     1,666          277     1,943
                                                                      =====       ======    ======

     Europay has a 33% interest in EMVCo, LLC ("EMVCo"), which it accounts for on an equity basis. EMVCo was established as a Delaware (U.S.) limited liability company established as a joint venture under equal ownership by Europay, MasterCard and Visa to manage, maintain and enhance the EMV Integrated Circuit Card Specifications for Payment Systems as technology advances and the implementation of chip card programs become more prevalent. In 2000 Europay's interest in EMVCo was increased by the contribution of additional intellectual property valued at E269 (see Note 4).

     Europay also has a 50% interest in a joint venture company, Maestro International Incorporated. ("Maestro"), of which the remaining 50% interest is held by MasterCard. At December 31, 1999 the net value of the investment in the joint venture was nil as the original investment of E184 was fully offset by loss provisions from previous years.

     In 2000 Europay reversed the loss provision of E184 and recognized a consolidation adjustment of E383 for the equity share of Maestro's undistributed 1999 net earnings. The reversal of the provision resulted from a change in the joint venture's profitability. Furthermore, the E383 income from the joint venture was

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

recognized subsequent to 1999 or the period earned, and is reflected in the following required disclosure of consolidation differences:

Net carrying value at December 31, 2000.....................  383
Movements during the period:
  Adjustment as described above.............................   --
                                                              ---
Net carrying value at December 31, 2001.....................  383
                                                              ===

     The Consolidated Balance Sheets include receivables from Maestro of E947 and E345 and payables to Maestro of E2,189 and E1,874 at December 31, 2001 and 2000, respectively. The Consolidated Income Statements include amounts of E5,773, E4,878 and E4,128 representing Europay's share of the net costs incurred by Maestro in 2001, 2000 and 1999, respectively.

7. CONSOLIDATED RESERVES

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Consolidated reserves at beginning of year..................  23,628    14,375
  Movements during the period:
     Net income attributable to the Group...................  12,172     9,253
                                                              ------    ------
  Consolidated reserves at end of year......................  35,800    23,628
                                                              ======    ======

8. OTHER AMOUNTS RECEIVABLE

     Other amounts receivable consists of the following.

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001       2000
                                                              -------    ------
Recoverable VAT.............................................    6,925     5,282
Settlement accounts receivable..............................   99,582    39,303
Income taxes receivable.....................................   22,304     1,314
Other.......................................................      366       720
                                                              -------    ------
          Total other amounts receivable....................  129,177    46,619
                                                              =======    ======

     In 2000 a same day settlement service called "Euro D0" for euro-currency transactions was implemented. This new service results in settlement receivables and payables arising from the two-day delay in the settlement of issued and acquired transactions between euro-currency members that settle on a same-day basis and non-euro currency members that settle two days later. See Note 12 for Euro D0 settlement payables.

     The income taxes receivable at December 31, 2001 includes a receivable amounting to E16,878 related to a disputed tax assessment from the Belgian tax authorities which is further described in Note 16.

9. INVESTMENTS AND DEPOSITS

     Europay had short-term deposits at December 31, 2001 of E6,500 and E2,500 at 3% and 3.4%, respectively, that matured on January 2, 2002.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     At December 31, 2001 Europay had signed forward exchange contracts to hedge projected U.S. dollar denominated expenses in 2002. Premiums and discounts on the forward exchange contracts are amortized pro rata from the contract date to the maturity date.

     The E1,852 investment at December 31, 2000 consists of foreign currency option premiums paid to cover future cash flows denominated in U.S. dollars. Option premium payments are recorded as short-term investments whereas option premiums received are recorded as deferred income.

     At December 31, 2000 Europay made a loss provision for E583 on a written option for the difference between the strike price of the option and the closing U.S. dollar exchange rate. This loss provision is included in provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2000 and in net other financial income/(expense) in the Consolidated Statement of Income for the year then ended. The reversal of this provision upon maturity of the option in January 2001 is included in net other financial income/(expense) in the Consolidated Statement of Income for the year December 31, 2001.

     In January 1999 Europay bought a 12-month forward exchange contract for the purchase of U.S. dollars, which matured in December 1999. A gain of E5,509 realized on this contract is included in net other financial income/(expense) in the Consolidated Statement of Income for the year ended December 31, 1999.

     The notional and estimated fair values of the outstanding derivative contracts at December 31, 2001 and 2000 are as follows:

                                             AT DECEMBER 31, 2001      AT DECEMBER 31, 2000
                                            ----------------------    ----------------------
                                            NOTIONAL    FAIR VALUE    NOTIONAL    FAIR VALUE
                                            --------    ----------    --------    ----------
Options:
  Written put U.S. dollar.................       --          --        53,333       2,271
  Written call U.S. dollar................       --          --        18,824          33
  Purchased call U.S. dollar..............       --          --        44,735         359
Forwards:
  Buy U.S. dollar.........................  118,122       4,935            --          --

10. CASH AT BANK AND IN HAND AND BANK OVERDRAFTS

     Cash at bank and in hand consists of the following:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              ------    -------
Cash........................................................  28,341     73,234
Member security deposits....................................  57,619     38,883
                                                              ------    -------
          Total cash at bank and on hand....................  85,960    112,117
                                                              ======    =======

     Cash includes E23,226 of cash on Europay's settlement bank accounts from Euro D0 (described in Note 8 above) and other settlement service operations.

     Europay requires and holds security deposits from certain members in order to ensure proper settlement of their transactions. The deposits are in euros or U.S. dollars and are placed on-call at market interest rates. At December 31, 2001 the applicable interest rates were 3.67% on euro deposits and 1.87% on U.S. dollar deposits. These amounts are fully offset by corresponding liabilities included in other amounts payable in the Consolidated Balance Sheets (see Note
12). The increase from 2000 to 2001 is primarily due to the addition of new members in Eastern Europe.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The bank overdrafts and loans consist of the following:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Overdraft on corporate bank accounts........................      36         2
Overdraft on settlement bank accounts.......................  63,582    37,787
                                                              ------    ------
          Total bank overdrafts.............................  63,618    37,789
                                                              ======    ======

     The overdraft on settlement bank accounts is due to Euro D0 and other settlement service operations. Overdrafts on corporate bank accounts are subject to an interest rate of the Euro OverNight Index Average (Eonia) + 0.5% p.a.

     Europay had two credit lines for a total of E65,000 available at December 31, 2001.

     a) A credit line for operational funding requirements amounting to E35,000 with the following interest rate conditions, which are based on the Euro Interbank Offered Rate (Euribor):

Straight loans for periods up to 6 months:          Euribor + 0.0625% p.a.
Straight loans for periods from 6 to 12 months:     Euribor + 0.125%

     b) A credit line amounting to E30,000 to provide fixed term financing to fund Euro D0 settlement service operations. Interest rate conditions are agreed with the bank based on the most favorable market conditions at the time the credit line is utilized.

     Europay had no borrowings on these credit lines at December 31, 2001 or December 31, 2000.

11. MINORITY INTEREST

     MasterCard has a 15% shareholding in European Payment Systems Services ("EPSS"), Europay's transaction processing subsidiary, for which a minority interest in Europay is determined as follows:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
15% interest in the capital of EPSS.........................  1,562     1,562
Minority share in the profits of EPSS
  Accumulated results.......................................  1,057       804
  Result for the year.......................................    441       253
                                                              -----     -----
Total minority interest.....................................  3,060     2,619
                                                              =====     =====

12. OTHER AMOUNTS PAYABLE

     Other amounts payable consists of the following.

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Settlement accounts payable, see note 8.....................  24,434    47,577
Liability for member security deposits, see note 10.........  57,619    38,883
Loans from Members..........................................      --     2,533
Other.......................................................     865       756
                                                              ------    ------
          Total other amounts payable.......................  82,918    89,749
                                                              ======    ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

13. LONG TERM LIABILITIES

     The balance of E506 at December 31, 2001 represents an invoice for a sponsorship campaign that is payable in 2003, and the balance of E244 at December 31, 2000 represents an invoice for a sponsorship campaign that is payable in 2002.

14. COMMITMENTS AND CONTINGENCIES

     In addition to the future lease payments summarized in Note 5, Europay has entered into sponsorship and marketing contractual obligations, which are estimated to be payable in the following years:

YEAR
----
2002........................................................  25,342
2003........................................................  12,056
2004........................................................   1,273
2005........................................................     123
2006 & after................................................     123
                                                              ------
          Total.............................................  38,917
                                                              ======

     Europay received a claim from a member alleging that an error in the technical set up of this member caused the member to incur a loss in revenues amounting to approximately E1,500. Based on the facts and circumstances of this matter Europay has established a provision for the potential settlement of the claim of E739, which is included in suppliers in the Consolidated Balance Sheet at December 31, 2001 and in other operating expenses in the Consolidated Statement of Income for the year then ended.

15. AVERAGE NUMBER OF PERSONS EMPLOYED AND PERSONNEL CHARGES

                                                           YEARS ENDED DECEMBER 31,
                                                     ------------------------------------
                                                      2001        2000           1999
                                                     ------    -----------    -----------
                                                                              (UNAUDITED)
PERSONNEL BY CATEGORY
Employees:
  Based in Belgium.................................     542         560            526
  Based outside of Belgium.........................      88          87            102
                                                     ------      ------         ------
Total employees....................................     630         647            628
Management personnel...............................       8           8              8
                                                     ------      ------         ------
  Average number of persons employed...............     638         655            636
                                                     ======      ======         ======
REMUNERATION, SOCIAL SECURITY AND PENSIONS.........  63,991      58,902         50,741
                                                     ======      ======         ======

     Management personnel consist of the directors of Europay and all other staff are included in the employees category.

     In 2000 Europay provided E1,479 for obligations arising from severance agreements with employees, of which E127 is included in operating expenses and E1,353 is included in extraordinary income/(charges) in the Consolidated Statement of Income for the year ended December 31, 2000. The liability for these obligations is included as part of the provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2000. These obligations were settled in 2001 resulting in a use of provisions for liabilities and charges amounting to E1,353 and a charge to operating expenses for the same amount in the Consolidated Statement of Income for the year ended December 31, 2001.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     In 2001, Europay introduced a performance-based variable pay program for all management and staff. Under this program a bonus is paid to an employee on an annual basis based on the level of achievement of targeted corporate and personal performance for the year. Europay monitors performance to corporate targets on a regular basis and accrues for the cost of the variable pay program when it is probable that the targets will be reached. Based on the 2001 corporate performance evaluation variable pay costs of E5,461 were accrued at December 31, 2001.

     In 2001, Europay established and began executing a comprehensive restructuring plan in order to prepare the organization and operations for the planned integration with MasterCard Incorporated described in Note 18 below. The plan provides for the involuntary termination of staff functions on specified dates over the term of the plan. Europay agreed an involuntary employee severance package for the plan with its Works Council, and communicated the package to all staff. In 2001, Europay notified all staff whose function will be terminated prior to the end of 2002 in writing that their position will be terminated as a result of the plan, including the expected termination date. Based on the terms of the involuntary employee severance package and a probability analysis of staff terminations defined in the plan to the end of 2002, Europay provided E2,742 for estimated involuntary employee severance costs. In addition, Europay provided E275 for obligations arising from separate severance agreements with employees. The liabilities for both severance provisions are included as part of the provisions for liabilities and charges in the Consolidated Balance Sheet at December 31, 2001 and the costs are included in extraordinary income/(charges) in the Consolidated Statement of Income for the year then ended.

16. TAXATION

     The reconciliation of the 2001, 2000 and 1999 income tax charges compared to the statutory rate of 40.17% is as follows:

                                                           YEARS ENDED DECEMBER 31,
                                                     ------------------------------------
                                                      2001        2000           1999
                                                     ------    -----------    -----------
                                                                              (UNAUDITED)
Consolidated profit for year before taxation.......  23,586      17,111         14,616
                                                     ======      ======         ======
Taxes at statutory rate of 40.17%..................   9,474       6,873          5,871
Adjusted for the tax effect of:
  Disallowed expenses..............................     925         656            735
  Penalties for insufficient tax prepayments.......      --           1            115
  Non-taxable reversal of investment loss
     provision.....................................      --         (74)            --
  Non-taxable (profit)/loss in consolidated
     subsidiary....................................      (5)          5             --
  Tax adjustments..................................     340         (13)            --
  Tax surplus for prior years......................      --          (1)            --
                                                     ------      ------         ------
Tax charge for the year............................  10,734       7,447          6,721
                                                     ======      ======         ======
Effective tax rate.................................    45.5%       43.5%          46.0%
                                                     ======      ======         ======

     Included in the consolidated tax charge for the years ended December 31, 2001 and 2000 is deferred tax amounting to E2,025 and E2,792, respectively, related to the capitalization of internally developed software, net of related amortization expense for the year.

     In April 1999, the Belgian tax authorities initiated an investigation of Europay's tax returns for 1997 and 1998. In June 2001, Europay received a notice from the Belgian tax authorities challenging Europay's deduction of certain card-based incentive program costs. Although Europay challenged these findings in its August 2001 response to the notice, the Belgian tax authorities reaffirmed their position in a November 2001 letter to Europay and, on December 12, 2001, Europay received a formal notice of assessment imposing an

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

additional tax liability of E16,878, including penalties and interest, in connection with Europay's tax returns for 1997 and 1998. In accordance with Belgian GAAP Europay recorded a tax liability for E16,878 upon receipt of the assessment notice, which is included in taxes in the Consolidated Balance Sheet at December 31, 2001.

     Europay intends to continue to vigorously contest this matter and on February 27, 2002 filed a protest with the regional tax director in accordance with applicable administrative tax procedures. Therefore, in accordance with Belgian GAAP a receivable of E16,878 has been recorded to reflect the amount in dispute. This receivable is included in other amounts receivable in the Consolidated Balance Sheet at December 31, 2001.


     If Europay's deductions of such costs in 1999, 2000 and 2001 are similarly challenged, this could result in a further additional tax liability of up to approximately E16,900, including possible penalties. Interest will accrue on any additional amounts to be paid at a per annum rate of 7% until settlement. Interest on additional amounts will begin to accrue on July 1 of the second fiscal year following the fiscal year in which the deductions to which the additional amount relates was made.


     In the event that Europay is unsuccessful in appealing the findings to the Belgian tax authorities in their investigation, under certain circumstances MasterCard International could, under its bylaws, levy an assessment on its European members for the additional tax liability to the extent that it, together with other losses and liabilities arising out of the representations and warranties of Europay in the draft integration agreement, exceeds $7 million in the aggregate.

17. ALLIANCE AGREEMENT WITH MASTERCARD INTERNATIONAL INCORPORATED

     On November 14, 1996, Europay entered into an Alliance Agreement with MasterCard pursuant to which Europay has been granted exclusive licensing rights for the MasterCard brand in Europe and is responsible for the overall management of the MasterCard brand within the European region. In accordance with this agreement:

     (a) Europay took over from MasterCard the billing of European members for inter-regional credit program and service transactions as from January 1, 1998 and for inter-regional debit program and service transactions as from January 1, 1999. The Consolidated Statements of Income include revenues generated from these transactions amounting to E126,878, E126,606 and E111,925 in 2001, 2000 and 1999, respectively.

     (b) Europay is responsible for funding MasterCard's Europe region costs plus an agreed profit margin. Total MasterCard Europe region charges of E123,460, E103,868 and E83,172 in 2001, 2000 and 1999, respectively, are included in services and other goods.

     (c) European members were required to migrate to a new Eurocard/MasterCard acceptance brand over the three-year period from 1997 to 1999, and MasterCard compensated the European members for their brand migration efforts through a Country Migration Fund over the same time period. Europay incurred E4,558 in advertising and marketing costs related to European members' brand migration activities in 1999. These costs are included in services and other goods in the 1999 Consolidated Statement of Income. Europay re-billed MasterCard and recorded related revenues for the full amount of these costs.

     The Consolidated Balance Sheets include receivables from MasterCard of E573 and E2,401 and payables to MasterCard of E4,131 and E11,955 at December 31, 2001 and 2000, respectively.

18. PROPOSED INTEGRATION WITH MASTERCARD INCORPORATED

     Europay's shareholders are considering entering into an integration agreement with MasterCard Incorporated and MasterCard International that provides for MasterCard Incorporated to acquire all of Europay's capital stock in exchange for class A and class B common stock of MasterCard Incorporated (the "integration").

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The integration is conditioned upon the merger of MasterCard International with a subsidiary of MasterCard Incorporated and the exchange of existing principal and association memberships in MasterCard International for new class A membership interests in MasterCard International and shares of class A and class B common stock of MasterCard Incorporated (the "conversion"), the approval of Europay's shareholders, and other customary closing conditions. Upon completion of the conversion and integration, the European principal members of MasterCard International will own 33 1/3% of the outstanding capital stock of MasterCard Incorporated and the non-European members will own 66 2/3%.

     Following the completion of the conversion and integration, the Alliance Agreement between Europay and MasterCard described in Note 17 above will be terminated.

     As of April 17, 2002 the conversion and integration have not occurred.

19. SUMMARY OF DIFFERENCES BETWEEN BELGIUM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying consolidated financial statements have been prepared in accordance with Belgian GAAP, which differ in certain material respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). These differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by U.S. GAAP.

U.S. GAAP RECONCILING ITEMS TO CONSOLIDATED NET INCOME AND TOTAL SHAREHOLDERS' EQUITY.

     The following is a summary of the material adjustments to profit on ordinary activities after taxation and shareholders' equity that would have been required in applying the significant differences between Belgian and U.S. GAAP.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

            RECONCILIATION OF CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                   (IN E THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                              NOTES     2001      2000
                                                              -----    ------    ------
Net Income Attributable to the Group as reported under
  Belgian GAAP..............................................           12,172     9,253
U.S. GAAP adjustments:
  Pensions..................................................   (a)        395      (558)
  Capitalization of borrowing costs, net....................   (c)        (52)      (35)
  Depreciation of fixed assets..............................   (d)       (672)      508
  Internally developed software costs, net..................   (e)       (391)     (227)
  Financial instruments.....................................   (f)      2,445    (1,600)
  Leases, net...............................................   (g)        526       691
  Capitalization of intangible assets.......................   (h)        465       513
  Financial assets..........................................   (i)         --       255
  Licensing fee revenue recognition.........................   (j)       (818)     (845)
                                                                       ------    ------
Net U.S. GAAP adjustments before deferred taxes.............            1,898    (1,298)
  Deferred taxes: effects of differences in methodology and
     adjustments............................................   (b)       (596)      802
                                                                       ------    ------
Net income under U.S. GAAP before cumulative effect of
  change in accounting principle............................           13,474     8,757
Cumulative effect of changes in accounting principle, net of tax
  Financial instruments.....................................   (f)       (547)       --
  Licensing fee revenue recognition.........................   (j)         --    (3,100)
                                                                       ------    ------
Total cumulative effect of changes in accounting principle,
  net of tax................................................             (547)   (3,100)
                                                                       ------    ------
Net Income Attributable to the Group under U.S. GAAP........           12,927     5,657
                                                                       ======    ======
Earnings per share in accordance with U.S. GAAP:............   (k)
  Basic and diluted.........................................              129        57
Weighted average number of shares outstanding (in thousands
  of shares):
  Basic and diluted.........................................              100       100

Net income per U.S. GAAP....................................           12,927     5,657
Other Comprehensive income, net of tax:
  Financial instruments.....................................   (f)      5,058        --
  Translation adjustment....................................                9        15
                                                                       ------    ------
  Total other comprehensive income..........................            5,067        15
                                                                       ------    ------
Comprehensive income under U.S. GAAP........................   (l)     17,994     5,672
                                                                       ======    ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

              RECONCILIATION OF CONSOLIDATED SHAREHOLDER'S EQUITY

                                                                   AT DECEMBER 31,
                                                              -------------------------
                                                              NOTES     2001      2000
                                                              -----    ------    ------
Total shareholders' equity reported under Belgian GAAP......           54,062    41,857
U.S. GAAP adjustments:
  Pensions..................................................   (a)        692       297
  Deferred taxes............................................   (b)     (5,292)   (4,696)
  Capitalization of borrowing costs, net....................   (c)      2,362     2,414
  Depreciation of fixed assets..............................   (d)      5,896     6,568
  Internally developed software costs, net..................   (e)        565       956
  Financial instruments.....................................   (f)      5,903    (1,600)
  Leases, net...............................................   (g)      4,356     3,830
  Capitalization of intangible assets.......................   (h)       (126)     (567)
  Financial assets..........................................   (i)       (184)     (184)
  Licensing fee revenue recognition.........................   (j)     (1,663)     (845)
                                                                       ------    ------
Net U.S. GAAP adjustments before cumulative effect of
  changes in accounting principle...........................           12,509     6,173
                                                                       ------    ------
Shareholders' equity under U.S. GAAP before cumulative
  effect of changes in accounting principle.................           66,571    48,030
Cumulative effect of changes in accounting principle, net of tax
  Financial instruments.....................................   (f)       (547)       --
  Licensing fee revenue recognition.........................   (j)     (3,100)   (3,100)
Total cumulative effect of changes in accounting principle,
  net of tax................................................
                                                                       ------    ------
Shareholders' equity under U.S. GAAP........................           62,924    44,930
                                                                       ======    ======

         MOVEMENTS IN SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP

                                                                       AT DECEMBER 31,
                                                                       ----------------
                                                                        2001      2000
                                                                       ------    ------
Balance, beginning of year..................................           44,930    39,258
Net income..................................................           12,927     5,657
Other comprehensive income:
  Financial instruments.....................................   (f)      5,058        --
  Translation adjustment....................................                9        15
                                                                       ------    ------
  Total other comprehensive income..........................            5,067        15
                                                                       ------    ------
Balance, end of year........................................           62,924    44,930
                                                                       ======    ======

     A summary of the principal differences and additional disclosures applicable to Europay are set out below:

  (a) Pensions

     Under Belgian GAAP, enterprises are required to make provision for their obligations relating to retirement or survivors' pensions, early-retirement and other similar pensions or allowances. However, enterprises are also bound by law to fund their pension obligations with an independent pension fund or insurance company. Consequently, the practice in Belgium is to expense as incurred the premium charged by the insurance company or pension fund, on the assumption that the amount of the premium constitutes an appropriate measure of the economic cost of their pension obligations for the period concerned.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     Under U.S. GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS No. 87, a pension asset representing the excess plan assets over benefit obligations is recognized in the balance sheet. The pension benefit obligation is calculated by using a projected unit credit method. Actuarial gains or losses within a 10% "corridor" are recognized. In addition, in cases where the accumulated benefit obligation exceeds the unamortized prior service cost, Europay has recorded the excess as a separate component of shareholders' equity.

     The net periodic pension cost under U.S. GAAP for Europay's defined benefit pension plan is as follows:

                     COMPONENTS OF NET PERIOD BENEFIT COST

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              2001     2000
                                                              -----    -----
Service cost................................................  1,971    1,963
Interest cost...............................................    569      482
Expected return on plan assets..............................   (605)    (551)
Amortization of transition obligation.......................    117      117
Amortization of net (gain)/loss.............................   (143)    (179)
Amortization of prior service cost..........................     92       92
                                                              -----    -----
Net periodic benefit cost...................................  2,001    1,924
                                                              =====    =====

     Changes in the projected benefit obligation and plan assets during the year were as follows:

                    CHANGES IN PROJECTED BENEFIT OBLIGATION

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Benefit obligation at beginning of year.....................  10,914     9,228
Service cost................................................   1,971     1,963
Interest cost...............................................     569       482
Actuarial (gains)/losses....................................     415       205
Benefits paid...............................................    (943)     (964)
                                                              ------    ------
Benefit obligation at end of year...........................  12,926    10,914
                                                              ======    ======

                             CHANGES IN PLAN ASSETS

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
Fair value of plan assets at beginning year.................  11,597    10,437
Actual return on plan assets................................     527       758
Employer contributions......................................   2,395     1,366
Benefits paid...............................................    (943)     (964)
                                                              ------    ------
Fair value of plan assets, end of year......................  13,576    11,597
                                                              ======    ======

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     The funded status under U.S. GAAP for Europay's defined benefit pension plan is as follows:

                                 FUNDED STATUS

                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Fair value of plan assets...................................   13,576     11,597
Projected benefit obligation................................  (12,926)   (10,914)
                                                              -------    -------
Funded status...............................................      650        683
Unrecognized net actuarial (gain) loss......................   (1,704)    (2,342)
Unrecognized prior service cost.............................      418        510
Unrecognized transition amount..............................    1,328      1,446
                                                              -------    -------
Prepaid (accrued) benefit cost..............................      692        297
                                                              =======    =======

     The weighted-average assumptions used to determine pension cost for Europay's defined benefit pension plan were as follows:

                                                               YEARS ENDED
                                                              DECEMBER 31,
                                                              -------------
                                                              2001     2000
                                                              ----     ----
Discount rate...............................................  5.25%    5.50%
Expected rate of return on plan assets: on financing
  funds.....................................................  5.25%    5.50%
Expected rate of return on plan assets: on mathematical
  reserves..................................................  4.75%    4.75%
Expected rate of compensation increase......................  4.25%    4.50%
                                                              ====     ====

  (b) Deferred Tax

     Under Belgian GAAP, deferred tax liabilities on consolidation entries should be recorded when it is probable that a tax charge will effectively be incurred in the foreseeable future.

     Under U.S. GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognized for differences between the financial and tax basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  (c) Capitalization of Borrowing Costs

     Under Belgian GAAP, an entity may choose between capitalizing or not capitalizing interest on specific borrowings to finance the construction of individual qualifying assets. Europay does not capitalize interest cost as part of the historical cost of its qualifying construction projects.

     Under U.S. GAAP, interest recognized on borrowings and other obligations must be capitalized for assets that are produced under a discrete project and require a substantial period of time to get ready for their intended use or sale. The amount of interest eligible for capitalization is determined as either the actual cost incurred on a specific borrowing or the weighted average of the rates applicable for all the general borrowings outstanding during the period. The total amount of interest cost capitalized in each period is limited to the total amount of interest cost incurred in that period.

     The adjustment to net income under U.S. GAAP reflects the decrease in interest expense for the period as well as the increase in depreciation expense on the constructed assets. The adjustment to shareholders' equity under U.S. GAAP reflects the amount of interest capitalized on constructed assets, net of depreciation.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

  (d) Depreciation of Fixed Assets

     Under Belgian GAAP, Europay depreciates its fixed assets for a full year in the year of acquisition under the straight-line basis. Further, Europay may depreciate an asset during the period of its construction or development regardless of whether the asset is substantially ready for its intended use. Prior to 1999 Europay depreciated assets during the period of construction regardless of when the asset was substantially ready for its intended use.

     Under U.S. GAAP, fixed assets are depreciated from the date of acquisition on a straight-line basis. Constructed assets are depreciated on a straight-line basis when substantially complete. For purposes of the U.S. GAAP reconciliation, Europay has applied the half-year convention method whereby a half-year of depreciation is taken in the year of acquisition and in the year of disposal. Additionally, a constructed asset is depreciated when it is substantially ready for its intended use.

  (e) Internally Developed Software Costs

     Under Belgian GAAP, costs relating to internally developed software are capitalized when it can be demonstrated that:

     - The product or process is useful;

     - The product or process is clearly defined;

     - Costs related to the project are clearly identified,

     - The project is technically feasible; and

     - Financial resources are available to complete the project.

     Under U.S. GAAP, certain costs to develop or obtain internal-use software should be capitalized when the preliminary project stage is completed, management implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed. Costs of computer software developed or obtained for internal use that can be capitalized include external direct material and service costs, payroll and payroll-related costs for employees who devote time to the internal-use computer software project and interest costs incurred while developing internal-use computer software. Capitalized costs are amortized under a straight-line basis over the expected useful life of the software.

  (f) Financial Instruments

     Under Belgian GAAP, premiums paid and received on option contracts intended to reduce (hedge) foreign exchange risk on future U.S. dollar payments are deferred. Option contracts that do not qualify as risk reducing (non-hedge) are accounted for using the lower of cost or market approach.

     Under U.S. GAAP, gains and losses related to derivative instruments that satisfy the criteria for hedge accounting are recognized in the same period as gains and losses on the hedged item. Upon termination of the derivative, any gains and losses are deferred and amortized to profit and loss over the remaining life of the hedged item. Derivatives that do not qualify for hedge accounting are recorded on the balance sheet at fair value with gains and losses immediately included in earnings.

     The adjustment to net income under U.S. GAAP reflects the fact that certain contracts accounted for by Europay as hedges do not meet the criteria for hedge accounting under U.S. GAAP. In addition, premiums paid for hedge contracts are carried at cost by Europay, whereas they are amortized over the life of the derivative contract under U.S. GAAP.

     On January 1, 2001 Europay adopted hedge accounting under Statement of Financial Accounting Standards (SFAS) No. 133. Under SFAS No. 133 Europay is required to recognize all derivatives in the consolidated balance sheet by measuring these derivatives at fair value. The recognition of the change in the

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

fair value of a derivative depends on a number of factors, including the intended use of the derivative and the extent to which it is effective as part of a hedge transaction.

     Europay recorded a cumulative effect adjustment of E547 (loss) to net income and shareholders' equity under U.S. GAAP for the year ended December 31, 2001 to recognize at fair value all derivative instruments that were designated as cash flow hedging instruments upon adoption of SFAS 133.

     As discussed in Note 9, Europay had entered into forward currency hedge contracts at December 31, 2001. Under Belgian GAAP, premiums or discounts are amortized over the life of the contract. Under U.S. GAAP, the effective portion of the gain or loss of the derivative instrument is recorded as a component of other comprehensive income whereas the non-effective portion of the gain or loss is recognized currently in earnings. For the year ended December 31, 2001, E5,058 has been recorded as other comprehensive income for the effective portion of the contracts.

  (g) Leases

     Under Belgian GAAP, a capital lease is deemed to exist when the sum of the minimum lease payments is equal to or greater than the lessor's investment in the leased asset, including related interest and other transaction costs.

     Under U.S. GAAP, a capital lease is deemed to exist when any of the following criteria are met:

     - The present value of the minimum lease payments is greater than or equal to 90% of the fair value of the asset at the inception of the lease, or

     - The length of the lease period is greater than or equal to 75% of the asset's estimated useful economic life, or

     - The transfer of ownership of the asset to the lessee by the end of the lease term, or

     - The existence of a bargain purchase option.

     The adjustment to net income under U.S. GAAP reflects a decrease in rental expense and an increase in depreciation expense related to the capitalized leased assets. The adjustment to shareholders' equity under U.S. GAAP reflects the capitalization of the net present value of the minimum lease payments using the interest rate implicit in the lease.

     During the third quarter of 2001, the Company revised its lease term for all existing automobile contracts from 4 years to 3 1/2 years with its leasing company. Under U.S. GAAP, this modification of the lease terms effectively terminated the existing capital lease agreements. As such, any assets and liabilities will need to be removed from the balance sheet and an appropriate gain or loss will be charged to profit and loss. As a result of this change in accounting estimate, capital lease assets under U.S. GAAP with a net book value of E1,129 and a total capital lease obligation of E1,156 were removed from the balance sheet and a gain of E27 was recorded in the third quarter of 2001. Going forward, under the new lease term, the existing leases have been recorded as operating leases.

  (h) Capitalization of Intangible Assets

     Europay recognized the initial contributions to a joint venture at fair value of the assets contributed. As such, any contribution of "know-how" is recognized at fair value by both Europay and the joint venture. Further, Europay recognizes its proportionate share of expenses associated with the amortization of "know-how" recorded by the joint venture. See Note 4 for additional information.

     Under U.S. GAAP, initial contributions to a joint venture should generally be recorded at cost, i.e., the amount of cash contributed or net book value of non-cash assets contributed.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

  (i) Financial Assets

     Under Belgian GAAP, Europay recorded a loss in value of an investment accounted for under the equity method. Losses must be subsequently reversed. Dividends to be received from an equity investee are accrued as income when declared. See Note 4 for additional information.

     Under U.S. GAAP, a loss in value of an investment, accounted for under the equity method, which is other than temporary should be recognized. Recognized losses are not subsequently reversed based on subsequent events or economic developments. Dividends from an investee accounted for under the equity method are recognized when declared as a reduction in the carrying amount of the investment. Europay's share of earnings or losses from equity investees is recognized as an adjustment to the carrying amount of the investment.

  (j) Licensing Fee Revenue Recognition

     Under Belgian GAAP, revenue from licensing fees is recognized immediately upon invoicing of customers.

     Under U.S. GAAP, licensing fees are earned as services are delivered and performed over the term of the arrangement or the expected period of performance and generally should be deferred and recognized systematically over the periods that the fees are earned.

     The adjustment to net income and shareholders' equity under U.S. GAAP reflects the deferral and recognition of licensing revenue over the life of the licensing arrangement for the current year.

     The cumulative effect adjustment to net income and shareholders' equity under U.S. GAAP reflects the cumulative adjustment, net of tax effects, related to the deferral and proportionate recognition of licensing revenue upon adoption of SAB 101.

  (k) Earnings Per Share

     Belgian GAAP does not require the presentation of earnings per share (EPS).

     Under U.S. GAAP, basic and diluted earnings per share must be disclosed for companies that file public reports under U.S. federal securities laws. Basic EPS is calculated as profit available to common shareholders, divided by the weighted average number of shares in issue during the period. Shares issued as a result of a bonus issue are treated as if in issue for the whole year. To calculate diluted EPS, earnings are adjusted for the after-tax amount of dividends and interest recognized in the period in respect of the dilutive potential ordinary shares and for any other changes in income or expense that would result from the conversion of the dilutive potential on ordinary shares and for any other changes in income or expense that would result from the conversion of the dilutive potential ordinary shares. The conversion is deemed to have occurred at the beginning of the period or, if later, the date of the issue of potential ordinary shares.

  (l) Comprehensive Income

     Belgian GAAP does not require the presentation of comprehensive income.

     U.S. GAAP requires disclosure of the components of total comprehensive income in the period in which they are recognized in the financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in shareholders' equity during the reporting period except those resulting from investments by owners and distributions to owners.

Revenue Recognition

     Under Belgian GAAP, revenue earned and related cost of sales incurred while acting as an agent may be presented on a gross basis in the statement of income.

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

     Under U.S. GAAP, revenue and related cost of sales should be presented gross if Europay acts as a principal in the transactions and has the risk and rewards of ownership. Europay acts as an agent on behalf of MasterCard International for the billing and collection of inter-regional transactions with members. Europay does not bear the risk and rewards of ownership related to these transactions and therefore revenue and related costs should be reported net under U.S. GAAP. The impact would be a reduction in revenue of E126,878 and E126,606, net of a reduction in MasterCard costs included in services and other goods of E123,460 and E103,868 for the years ended December 31, 2001 and 2000, respectively.

Extraordinary Items

     Items classified as extraordinary under Belgian GAAP do not meet the definition of "extraordinary" under U.S. GAAP and, accordingly, are classified as operating expenses under U.S. GAAP.

Cash Flow Information

     Under Belgian GAAP, a presentation of cash flows is considered voluntary. The statement of cash flows presented in the financial statements has been prepared in accordance with IAS 7. This presentation is acceptable under Belgian GAAP.

     Under U.S. GAAP a statement of cash flows is required to be present in accordance with SFAS No. 95. Interest paid and received and dividends received are shown as operating activity cash flows, while dividends paid are shown as financing cash flows.

     A summary of Europay's operating, investing and financing activities, classified in accordance with U.S. GAAP is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               2001       2000
                                                              -------    -------
Net cash provided by/(used in) operating activities.........  (11,414)    65,234
Net cash used in investing activities.......................  (40,195)   (22,321)
Net cash provided by financing activities...................   25,452     35,960
                                                              -------    -------
Net increase/(decrease) in cash and cash equivalents........  (26,157)    78,873
Cash and cash equivalents under U.S. GAAP, beginning of
  year......................................................  112,117     33,244
                                                              -------    -------
Cash and cash equivalents under U.S. GAAP, end of year......   85,960    112,117
                                                              =======    =======

Recently Issued Accounting Standards

of the United States

     SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") were issued in July 2001. SFAS 141 and SFAS 142 will be required to be implemented for accounting periods commencing as from July 1, 2001 and January 1, 2002, respectively. SFAS 141 requires that all business combinations be accounted for by the purchase method. SFAS 142 addresses the accounting for acquired goodwill and other intangible assets and contains certain transitional provisions, which may affect classification of intangible assets, as well as the balance of goodwill. The ongoing impact will be that goodwill will no longer be amortized, but instead will be tested at least annually for impairment. The requirements of both statements will be applied prospectively from the effective date. Europay has assessed the impact of this new standard at January 1, 2002 and there is no impact on its financial position and results of operations. SFAS 143, "Asset Retirement Obligations", was issued in June 2001. This standard will be effective for Europay's fiscal year beginning after June 15, 2002; however, early adoption is permitted. The standard provides the accounting requirements for retirement obligations associated with tangible long-lived assets and the associated asset retirement cost. The standard requires that the obligation

                           EUROPAY INTERNATIONAL S.A.

                                (IN E THOUSANDS)

associated with the retirement of the tangible long-lived assets be capitalized into the asset cost at the time of initial recognition. The liability is then discounted to its fair value at the time of recognition using the guidance provided by the standard. Europay is assessing the impact that this new standard will have on its financial position and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations." This statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. Europay is in the process of determining the effects of this statement on its business.